Exhibit 5.2

Christina T. Roupas +1 312 881 6670 croupas@cooley.com

August 8, 2025

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

Re:	Tempus AI, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tempus AI, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes three prospectuses, (i) a base prospectus (the “Base Prospectus”), (ii) a sales agreement prospectus (the “ATM Prospectus”) covering the offering and sale by the Company of up to $500,000,000 of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), that may be sold under that certain Controlled Equity OfferingSM Sales Agreement, dated August 8, 2025, by and among the Company, Cantor Fitzgerald & Co., Morgan Stanley & Co. LLC, Cowen and Company, LLC and Allen & Company LLC (such agreement, the “Sales Agreement”, and such shares, the “ATM Shares”), and (iii) a resale prospectus (the “Selling Stockholder Prospectus”) covering the registration for resale of up to 2,439,155 shares of Common Stock (the “Resale Shares”) held by certain selling stockholders identified in the Selling Stockholder Prospectus. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), the ATM Prospectus, and the Selling Stockholder Prospectus (collectively, the “Prospectuses”) will provide for the registration by the Company of the sale or resale, as applicable, of the following securities:

•	Shares of Common Stock (the “Base Prospectus Shares”);

•	shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”)

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•

warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.7, 4.8 and 4.9, respectively, to the Registration Statement (each, a “Warrant Agreement”);

•	the ATM Shares; and

•	the Resale Shares.

Tempus AI, Inc. August 8, 2025 Page Two

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the ATM Shares, and the Resale Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectuses and such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We are not hereby rendering any opinion with respect to any Common Stock or Preferred Stock issuable upon the conversion or exercise, as applicable, of any Preferred Stock, Debt Securities, or any Warrants. We have also assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of Nevada, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture and the Warrants in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture and the Warrants in accordance with its organizational documents and the laws of Nevada, (iii) any Securities issued upon conversion of the Debt Securities or upon exercise of Warrants will be duly authorized, validly issued, fully paid and nonassessable and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture and the Warrants will not violate the laws of Nevada or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or any Warrants offered under the Registration Statement and the related Indenture or Warrant Agreements, as applicable, will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly

Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, IL 60606

t: (312) 881-6500 f: (312) 881-6598 cooley.com

Tempus AI, Inc.

August 8, 2025

Page Three

established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of incorporation (the “Articles of Incorporation”) and bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Warrants offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrants and any applicable Warrant Agreement has been duly executed and delivered by the Company and, if applicable, the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and, if applicable, authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with any applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, IL 60606

t: (312) 881-6500 f: (312) 881-6598 cooley.com

Tempus AI, Inc.

August 8, 2025

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Sincerely,

Cooley LLP

By:	/s/ Christina Roupas
Christina Roupas

Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, IL 60606

t: (312) 881-6500 f: (312) 881-6598 cooley.com